EXHIBIT 99.1

[PROSPERITY BANCSHARES, INC. LOGO]

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc. SM	Dan Rollins
4295 San Felipe	Senior Vice President
Houston, Texas 77027	713.693.9300
dan.rollins@prosperitybanktx.com
FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC. SM

2003 EARNINGS UP 24.5%

Q4 Earnings Per Share of $0.35 (Diluted)

2003 Earnings Per Share of $1.36 (Diluted)

2003 Return on Average Tangible Equity of 29.68%

HOUSTON, January 16, 2004. Prosperity Bancshares, Inc. SM (Nasdaq: PRSP), the parent company of Prosperity Bank®, reported today record net income for the fourth quarter of 2003 totaling $7.193 million, an increase of $811 thousand or 12.7 percent, compared with $6.382 million for the same period in 2002. Diluted earnings per share increased $0.02 or 6.1 percent to $0.35 for the three months ended December 31, 2003 compared with $0.33 for the three months ended December 31, 2002.

Net income for the year ended December 31, 2003 was $26.548 million or $1.36 per diluted share compared with net income of $21.321 million or $1.22 per diluted share for the same period in 2002, increases of 24.5 percent and 11.5 percent, respectively.

“I am very pleased to report that the fourth quarter of 2003 was our most profitable quarter to date; furthermore, the fiscal year ended December 31, 2003 set another record as our annual income increased to $26.5 million, another company milestone,” commented David Zalman, Prosperity’s

President and Chief Executive Officer. “While 2003 was certainly not an easy year, we accomplished a great deal. We were faced with the lowest level of interest rates in over 40 years, earnings asset yields and margins declining to levels not seen since the 1970’s and business and economic stress in some segments of the economy. Despite these factors, we were able to produce double digit earnings growth.”

“Our strategy continues to be one of building a true Texas based organization focusing on long term growth, consistently superior credit management and increasing shareholder value,” commented Ned S. Holmes, Prosperity’s Chairman of the Board.

“We invested significantly in strengthening your investment in Prosperity for years to come by increasing automation of processes, consolidating our data processing and item processing, upgrading or replacing several of our banking centers and welcoming numerous talented and experienced bankers to our team,” added H. E. “Tim” Timanus, Jr., President and Chief Operating Officer of Prosperity Bank®.

“We will reflect on 2003 as the year we entered the Dallas market,” said Dan Rollins, Prosperity’s Senior Vice President. “Our growth into north Texas should provide substantial growth potential, augmenting our historical success in southeast Texas including the Houston area. Within the past fifteen months, we have completed five acquisitions in the Dallas area. At year end, we have eleven full service banking centers with approximately $450 million in deposits in that market.”

Results of Operations for the three months ended December 31, 2003

For the three months ended December 31, 2003, net income was $7.193 million compared with $6.382 million for the same period in 2002. Net income per diluted common share was $0.35 for the three months ended December 31, 2003 compared with $0.33 for the same period in 2002. Return on average assets and average common shareholders’ equity for the three months ended December 31, 2003 was 1.28 percent and 15.01 percent, respectively.

Net interest income for the quarter ended December 31, 2003 increased 19.9 percent, to $19.193 million from $16.009 million during the same period in 2002. The increase was attributable primarily to a 26.6 percent increase in average earning assets.

Non-interest income increased 15.0 percent to $4.770 million for the three months ended December 31, 2003 compared with the same period in 2002.

Non-interest expense for the fourth quarter of 2003 was $13.220 million, up 30.1 percent compared to the fourth quarter of 2002. These expenses reflect the Company’s commitment to expanding its franchise with the additional banking centers acquired during 2003 year along with related personnel and acquisition expenses. The Company achieved an excellent efficiency ratio of 53.69 percent for the fourth quarter of 2003 compared to 48.92 percent for the fourth quarter of 2002.

Total loans were $770.053 million at December 31, 2003, an increase of $90.494 million or 13.3 percent from December 31, 2002, and an increase of $69.832 million or 10.0 percent from September 30, 2003.

Non-performing assets continued a downward trend to $0.967 million or 0.13 percent of loans and other real estate at December 31, 2003, compared with $2.610 million or 0.38 percent of loans and other real estate at December 31, 2002. Annualized net charge-offs were 0.02 percent of average loans for the fourth quarter of 2003 and 2002.

“We continue to make progress in reducing non-performing assets that were originated by the banks that we acquired during 2002 and 2003 and were identified as potential problem loans during our due diligence process,” commented Randy D. Hester, Chief Lending Officer of Prosperity Bank®.

Results of Operations for the year ended December 31, 2003

Net income for the year ended December 31, 2003 was $26.548 million or $1.36 per diluted common share, compared with net income of $21.321 million or $1.22 per diluted common share, for the same period in 2002, an increase of 24.5 percent and 11.5 percent, respectively.

Prosperity’s return on average assets and return on average common shareholders’ equity for the year ended December 31, 2003 was 1.32 percent and 15.60 percent, respectively. The company’s efficiency ratio was 51.58 percent for the year ended December 31, 2003.

Net interest income for the year ended December 31, 2003 increased 22.5 percent, to $67.129 million from $54.811 million during the same period in 2002. The increase was attributable primarily to a 34.2 percent increase in average earning assets and was partially offset by a decrease in the net interest margin from 4.16 percent to 3.78 percent.

Non-interest income increased 46.5 percent to $16.887 million for the year ended December 31, 2003 compared with the same period in 2002. Non-interest expenses increased $10.119 million or 29.4 percent as compared with the same period of 2002.

At December 31, 2003, total equity was $219.588 million and total intangibles, comprised of goodwill and core deposit intangibles, were $124.886 million, which represents 56.9 percent of total equity. Management continues to review the Company’s equity position and the impact it will have on its acquisition strategy. Any future potential acquisition may create the need to raise additional equity.

At December 31, 2003, Prosperity had $2.399 billion in total assets, $770.053 million in loans, $2.084 billion in deposits, and more than 155,000 deposit and loan accounts. Assets, loans and deposits at December 31, 2003 grew by 31.6 percent, 13.3 percent and 31.3 percent respectively, compared with their levels at December 31, 2002.

Outlook

“For the full year of 2004, we are comfortable with earnings per share estimates ranging from $1.48 to $1.52,” remarked David Zalman. “We are confident that our strategic direction and commitment to relationship banking with true customer service positions us for continued growth and will create long-term value for our shareholders.”

Conference Call

Prosperity’s management team will host a conference call on Friday, January 16, 2004 at 10:30 a.m. Eastern Standard Time (9:30 a.m. Central Standard Time) to discuss their earnings results, the recently completed acquisitions of First State Bank of North Texas and MainBancorp, business trends and their outlook for 2004. Individuals and investment professionals may participate in the call by dialing 1-800-362-0571.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybanktx.com. The webcast may be accessed directly from Prosperity’s Investor Relations page by clicking on the “4th Quarter results and webcast” link.

Acquisition of Abrams Centre National Bank, N.A.

On May 6, 2003, Prosperity completed the acquisition of Abrams Centre National Bank, N.A., in a cash transaction. Abrams Centre National Bank operated two (2) offices in Dallas, Texas, both of which became full service banking centers of Prosperity Bank®.

Acquisition of BankDallas, s.s.b.

On June 1, 2003, Prosperity completed the acquisition of BankDallas, s.s.b., in a cash transaction. BankDallas operated one (1) office in Dallas, Texas, which became a full service banking center of Prosperity Bank®.

Acquisition of mainbank, n.a., Dallas, Texas

On November 1, 2003, Prosperity completed the acquisition of MainBancorp, Inc., the parent of Dallas based mainbank, n.a. Prosperity issued 1.5 million shares of its common stock plus $9.2 million in cash for all outstanding shares of MainBancorp. MainBancorp was privately held and operated a total of four (4) banking offices in the Dallas area, all of which became full service banking centers of Prosperity Bank®.

Acquisition of First State Bank of North Texas, Dallas, Texas

On December 9, 2003, Prosperity completed the acquisition of First State Bank of North Texas. Prosperity issued approximately 393,000 shares of its common stock plus $12.4 million in cash for all outstanding shares of First State Bank of North Texas. First State Bank of North Texas was privately held and operated four (4) banking offices in the Dallas area, all of which became full service banking centers of Prosperity Bank®.

Issuance of $12.5 million in Trust Preferred Securities

On December 30, 2003, the company’s subsidiary trust, Prosperity Statutory Trust IV issued $12.5 million in fixed/floating rate trust preferred securities. The Trust used all of the proceeds from the sale of the trust preferred securities to purchase Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures of the Company (the “Debentures”). The Debentures bear interest at a fixed rate per annum of 6.50 percent, payable quarterly, through December 30, 2008 and thereafter at a variable rate. The Debentures mature on December 30, 2033 and may be redeemed by the Company, in whole or in part, earlier in certain circumstances.

Sale of Trust Business

Prosperity Bank® completed the sale of all the trust assets managed by Prosperity Bank® to Frost Bank on December 31, 2003. The trust business has been a relatively small contributor to both total revenues and earnings for Prosperity since the business was acquired in 1999.

“The sale allows us to refine our focus on our core business,” commented David Zalman.

The transaction will be accounted for as a purchase and assumption and did not have a material impact on 2003 results.

Corporate Profile

Prosperity Bancshares, Inc. SM, a $2.4 billion Houston, Texas based regional financial holding company, formed in 1983, placed 82nd on Fortune magazine’s annual ranking of “America’s 100 Fastest-Growing Companies” as published in the September 2003 issue. This distinction is one of several for Prosperity over the past few months. Other performance-based honors include ABA Banking Journal (Best of the Big Banks—The Top 50); Fortune Small Business (The FSB 100—America’s Fastest Growing Small Companies); Houston Chronicle (Top 100 Houston Companies) and US Banker (Top 100 Publicly Traded Mid-Tier Banks).

Operating under a community banking philosophy, Prosperity seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of consumers and small and medium sized businesses. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. The company currently operates fifty-one (51) full service banking locations, twenty-nine (29) in the Houston CMSA, eleven (11) in the Dallas area and eleven (11) in eight contiguous counties south and southwest of Houston.

Prosperity Bank® operates the following full service banking centers: Angleton, Bay City, Beeville, Blooming Grove, Clear Lake, Cleveland, Corsicana, Cuero, Dallas—Abrams Centre, Dallas—Camp Wisdom, Dallas—Cedar Hill, Dallas—Kiest, Dallas—Red Oak, Dallas—Preston Road, Dallas—Turtle Creek, Dallas—Westmoreland, Dayton, East Bernard, Edna, El Campo, Ennis, Galveston, Goliad, Hitchcock, Houston—Aldine, Houston—Bellaire, Houston—CityWest, Houston—Copperfield, Houston—Cypress, Houston—Downtown, Houston—Fairfield, Houston—Gladebrook, Houston—Highway 6, Houston—Medical Center, Houston—Memorial, Houston—Post Oak, Houston—River

Oaks, Houston—Tanglewood, Houston—Waugh Drive, Houston—Woodcreek, Liberty, Magnolia, Mathis, Mont Belvieu, Needville, Palacios, Sweeny, Victoria, West Columbia, Wharton and Winnie.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by our management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions’ estimates and projections about Prosperity Bancshares, Inc. SM and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include whether we can: continue to sustain our current internal growth rate or our total growth rate; successfully close and integrate acquisitions; continue to provide products and services that appeal to our customers; continue to have access to the debt and equity capital we need to sustain our growth; and achieve our sales objectives. Other risks include the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies. These and various other factors are discussed in our most recent Annual Report on Form 10-K and other filings made with the Securities and Exchange Commission.

Copies of Prosperity Bancshares, Inc.’s SM SEC filings may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

Prosperity Bancshares, Inc. SM

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended		Years Ended
	Dec 31, 2003	Dec 31, 2002	Dec 31, 2003	Dec 31, 2002
Balance Sheet Averages
Total loans	$738,512	$688,457	$697,235	$524,885
Investment securities	1,284,265	891,351	1,108,153	818,362
Fed funds sold and other earnings	31,572	43,500	24,976	20,956

Total earning assets	2,054,349	1,623,308	1,830,364	1,364,203
Allowance for credit losses	(9,940)	(9,551)	(9,525)	(7,350)
Cash and due from banks	57,618	55,454	51,027	36,200
Goodwill	90,252	66,264	77,150	37,759
Core Deposit Intangibles (CDI)	4,443	2,699	4,335	772
Other real estate	451	526	679	204
Fixed assets	32,592	24,511	29,541	19,254
Other assets	20,094	27,642	22,106	18,818

Total assets	$2,249,859	$1,790,853	$2,005,677	$1,469,860

Non-interest bearing deposits	$410,697	$318,353	$354,558	$230,326
Interest bearing deposits	1,541,243	1,259,000	1,394,487	1,070,558

Total deposits	1,951,940	1,577,353	1,749,045	1,300,884
Fed funds purchased & other interest bearing liabilities	51,431	15,462	38,824	16,435
Other liabilities	7,261	12,387	9,433	9,557
Company obligated trust preferred securities of subsidiary trusts	47,583	33,000	38,208	28,750
Shareholders’ equity	191,644	152,651	170,167	114,234

Total liabilities and equity	$2,249,859	$1,790,853	$2,005,677	$1,469,860

Prosperity Bancshares, Inc.SM

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended		Years Ended
	Dec 31, 2003	Dec 31, 2002	Dec 31, 2003	Dec 31, 2002
Income Statement Data
Interest on loans	$12,056	$12,385	$46,686	$38,330
Interest on securities	12,925	10,319	43,911	42,104
Interest on fed funds sold and other earning assets	72	133	248	308

Total interest income	25,053	22,837	90,845	80,742
Interest expense – deposits	5,559	6,542	22,633	24,976
Interest expense – other	301	286	1,083	955

Total interest expense	5,860	6,828	23,716	25,931
Net interest income (A)	19,193	16,009	67,129	54,811
Provision for credit losses	123	650	483	1,010

Net interest income after provision for loan losses	19,070	15,359	66,646	53,801
Service charges on deposit accounts	4,088	3,273	14,236	9,764
Other income	682	875	2,651	1,764

Total non-interest income	4,770	4,148	16,887	11,528
Salaries and benefits	6,479	5,111	22,422	16,379
Core Deposit Intangible (CDI) and Goodwill amortization	228	162	818	192
Net occupancy and equipment	2,266	1,788	5,254	3,402
Depreciation	680	600	2,535	1,830
Data processing	400	636	2,128	2,131
Minority interest trust preferred securities	764	586	2,551	2,104
Other expenses	2,403	1,277	8,864	8,415

Total non-interest expenses	13,220	10,160	44,572	34,453
Net earnings before taxes	10,620	9,347	38,961	30,876
Federal income taxes	3,427	2,965	12,413	9,555

Net earnings available to common shareholders	$7,193	$6,382	$26,548	$21,321

Basic earnings per share	$0.36	$0.34	$1.38	$1.25
Diluted earnings per share	$0.35	$0.33	$1.36	$1.22

(A) Net interest income on a tax equivalent basis would be $19,706 and $16,568 for the three months ended December 31, 2003 and 2002, respectively and $69,242 and $56,734 for the years ended December 31, 2003 and 2002, respectively.

Prosperity Bancshares, Inc.SM

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data)

	Three Months Ended		Years Ended
	Dec 31, 2003	Dec 31, 2002	Dec 31, 2003	Dec 31, 2002
Common Share and Other Data
Employees – FTE	629	501	629	501

Book value per share	$10.49	$8.19	$10.49	$8.19
Tangible book value per share	$4.53	$4.36	$4.53	$4.36

Period end shares outstanding	20,930	18,896	20,930	18,896
Weighted average shares outstanding (basic)	20,046	18,888	19,225	17,122
Weighted average shares outstanding (diluted)	20,357	19,208	19,536	17,442

Non-accrual loans	$2	$1,125	$2	$1,125
Accruing loans 90 days or more days past due	679	120	679	120
Other non-performing loans	0	1,100	0	1,100
Restructured loans	0	0	0	0

Total non-performing loans	681	2,345	681	2,345
Repossessed assets	40	46	40	46
Other real estate	246	219	246	219

Total non-performing assets	$967	$2,610	$967	$2,610
Allowance for credit losses at end of period	$10,571	$9,580	$10,571	$9,580

Net charge-offs	$172	$123	$1,619	$152

Prosperity Bancshares, Inc.SM

Financial Highlights (Unaudited)

	Three Months Ended		Years Ended
	Dec 31, 2003	Dec 31, 2002	Dec 31, 2003	Dec 31, 2002
Performance Ratios
Return on average assets (annualized)	1.28%	1.43%	1.32%	1.45%
Return on average common equity (annualized)	15.01%	16.72%	15.60%	18.66%
Net interest margin (tax equivalent) (annualized)	3.84%	4.08%	3.78%	4.16%
Efficiency ratio (B)	53.69%	48.92%	51.58%	50.36%
Diluted earnings per share	$0.35	$0.33	$1.36	$1.22

Asset Quality Ratios
Non-performing assets to loans and other real estate	0.13%	0.38%	0.13%	0.38%
Net charge-offs to average loans	0.02%	0.02%	0.23%	0.03%
Allowance for credit losses to total loans	1.35%	1.41%	1.37%	1.41%

Common Stock Market Price
High	$24.35	$19.95	$24.35	$19.95
Low	$20.75	$15.28	$16.16	$13.48
Period end market price	$22.64	$19.00	$22.64	$19.00

(B) Calculated by dividing total non-interest expense (excluding securities losses and credit loss provisions) by net interest income plus non-interest income. Note: The trust preferred securities expense is treated as interest expense for this calculation. Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.SM

Financial Highlights

(Dollars in thousands)

	Dec 31, 2003	Sep 30, 2003	Jun 30, 2003	Mar 31, 2003	Dec 31, 2002
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Balance Sheet Data (at period end)
Total loans	$770,053	$700,221	$699,525	$656,568	$679,559
Investment securities	1,376,880	1,150,893	1,088,507	1,056,349	950,317
Federal funds sold and other earning assets	11,992	52,321	5,426	3,537	14,491

Total earning assets	2,158,925	1,903,435	1,793,458	1,716,454	1,644,367
Allowance for credit losses	(10,370)	(9,061)	(9,228)	(9,318)	(9,580)
Cash and due from banks	71,983	51,746	66,606	52,859	66,806
Goodwill	118,012	76,941	77,530	67,989	68,290
Core deposit intangible	6,743	4,315	4,479	4,236	4,120
Other real estate	246	765	1,007	527	219
Fixed assets, net	34,299	28,278	29,228	27,469	27,010
Other assets	18,845	22,113	20,197	19,170	21,024

Total assets	$2,398,683	$2,078,532	$1,983,277	$1,879,386	$1,822,256

Demand deposits	$467,389	$374,877	$362,193	$312,104	$327,699
Interest bearing deposits	1,616,359	1,452,401	1,384,355	1,322,161	1,258,912

Total deposits	2,083,748	1,827,278	1,746,548	1,634,265	1,586,611
Federal funds purchased and other interest bearing liabilities	30,936	31,074	28,992	39,966	37,939
Other liabilities	6,411	5,701	8,147	11,891	9,967

Total liabilities	2,121,113	1,864,053	1,783,687	1,686,122	1,634,517
Company obligated trust preferred securities of subsidiary trusts	58,000	45,500	33,000	33,000	33,000
Shareholders’ equity (C)	219,588	168,979	166,590	160,264	154,739

Total liabilities and equity	$2,398,683	$2,078,532	$1,983,277	$1,879,386	$1,822,256

(C) Includes $2,024, $1,373, $3,670, $2,763 and $2,644 in unrealized gains on available for sale securities for the quarterly periods ending December 31, 2003, September 30, 2003, June 30, 2003, March 31, 2003 and December 31, 2002 respectively.

Prosperity Bancshares, Inc.SM

Financial Highlights (Unaudited)

	Three Months Ended
	Dec 31, 2003	Sept 30, 2003	Jun 30, 2003	Mar 31, 2003	Dec 31, 2002
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Comparative Quarterly Asset Quality, Performance & Capital Ratios
Return on average assets (annualized)	1.28%	1.29%	1.34%	1.40%	1.43%
Return on average common equity (annualized)	15.01%	15.45%	15.88%	16.19%	16.72%
Return on average tangible equity (annualized)	29.68%	30.23%	29.82%	29.87%	30.50%
Net interest margin(D) (tax equivalent) (annualized)	3.84%	3.54%	3.77%	4.00%	4.08%
Efficiency ratio	53.69%	50.25%	50.73%	51.24%	48.92%
Non-performing assets to loans and other real estate	0.13%	0.20%	0.32%	0.53%	0.38%
Net charge-offs to average loans	0.02%	0.04%	0.11%	0.06%	0.02%
Allowance for credit losses to total loans	1.35%	1.29%	1.32%	1.42%	1.41%
Tier 1 risk-based capital	16.69%	16.09%	13.38%	14.93%	14.10%
Total risk-based capital	17.84%	17.20%	14.47%	16.10%	15.30%
Tier 1 leverage capital	6.70%	6.85%	6.52%	6.73%	6.56%
Equity to assets	9.15%	8.13%	8.40%	8.52%	8.49%

(D) At the time the Company issued its earnings release on October 15, 2003, the effective date for SFAS 150 had not been deferred. In compliance with SFAS 150 as in effect as of October 15, 2003, the trust preferred securities balance of $45.5 million was reclassified to a liability from a mezzanine equity item. In addition, the dividend payments on the trust preferred securities were changed from being reported as a component of noninterest expense to being included as interest expense. As a result of these reclassifications at the time of the earnings release, the Company reported a net interest margin of 3.39% for the three months ended September 30, 2003. With the effective date of SFAS 150 delayed, the actual net interest margin for the three months ended September 30, 2003 was 3.54%.

Prosperity Bancshares, Inc.SM

Supplemental Financial Data (Unaudited)

	Three Months Ended
	Dec 31, 2003	Sept 30, 2003	Jun 30, 2003	Mar 31, 2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net security income Quarterly comparison
Gross security income	$14,407,251	$12,918,573	$13,361,210	$12,916,180
Amortization	(1,823,086)	(3,544,661)	(2,931,004)	(2,365,983)
Accretion	341,075	230,858	209,053	191,562

Net security income	$12,925,240	$9,604,770	$10,639,259	$10,741,759

Percent of amortization to total security income	14.10%	36.91%	27.55%	22.03%

Prosperity Bancshares, Inc.SM

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Twelve Months Ended Dec 31, 2003
	Average Balance	Interest Income/ Interest Expense	Yield/ Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$697,235	$46,686	6.70%
Investment securities	1,108,153	43,911	3.96%
Federal funds sold	24,976	248	0.99%

Total interest earning assets	1,830,364	$90,845	4.96%

Allowance for credit losses	(9,525)
Non-interest earning assets	184,838

Total assets	$2,005,677

Interest Bearing Liabilities:
Interest bearing demand deposits	$371,801	$4,187	1.13%
Savings and money market deposits	406,333	3,502	0.86%
Certificates and other time deposits	616,353	14,944	2.42%
Federal funds purchased and other borrowings	38,824	1,083	2.79%

Total Interest Bearing Liabilities	1,433,311	$23,716	1.65%

Non-interest Bearing Liabilities:
Non-interest bearing demand deposits	354,558
Trust preferred securities	38,208
Other liabilities	9,433

Total liabilities	1,835,510
Shareholders’ equity	170,167

Total Liabilities and Shareholders’ Equity	$2,005,677

Net Interest Income & Margin		$67,129	3.67%
Net Interest Income & Margin (tax equivalent)		$69,242	3.78%

Prosperity Bancshares, Inc.SM

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Twelve Months Ended Dec 31, 2002
	Average Balance	Interest Income/ Interest Expense	Yield/ Rate
YIELD ANALYSIS
Interest earning assets:
Loans	$524,885	$38,330	7.30%
Investment securities	818,362	42,104	5.14%
Federal funds sold	20,956	308	1.47%

Total interest earning assets	1,364,203	$80,742	5.92%

Allowance for credit losses	(7,350)
Non-interest earning assets	113,007

Total assets	$1,469,860

Interest Bearing Liabilities:
Interest bearing demand deposits	$249,045	$3,162	1.27%
Savings and money market deposits	315,717	5,219	1.65%
Certificates and other time deposits	505,796	16,595	3.28%
Federal funds purchased and other borrowings	16,435	955	5.81%

Total Interest Bearing Liabilities	1,086,993	$25,931	2.39%

Non-interest Bearing Liabilities:
Non-interest bearing demand deposits	230,326
Trust preferred securities	28,750
Other liabilities	9,557

Total liabilities	1,355,626
Shareholders’ equity	114,234

Total Liabilities and Shareholders’ Equity	$1,469,860

Net Interest Income & Margin		$54,811	4.02%
Net Interest Income & Margin (tax equivalent)		$56,734	4.16%

Prosperity Bancshares, Inc.SM

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended Dec 31, 2003
	Average Balance	Interest Income/ Interest Expense	Yield/ Rate
YIELD ANALYSIS
Interest earning assets:
Loans	$738,512	$12,056	6.53%
Investment securities	1,284,265	12,925	4.03%
Federal funds sold	31,572	72	0.91%

Total interest earning assets	2,054,349	$25,053	4.88%

Allowance for credit losses	(9,940)
Non-interest earning assets	205,450

Total assets	$2,249,859

Interest Bearing Liabilities:
Interest bearing demand deposits	$422,937	$1,107	1.05%
Savings and money market deposits	457,803	884	0.77%
Certificates and other time deposits	660,503	3,568	2.16%
Federal funds purchased and other borrowings	51,431	301	2.34%

Total Interest bearing Liabilities	1,592,674	$5,860	1.47%

Non-interest bearing Liabilities:
Non-interest bearing demand deposits	410,697
Trust preferred securities	47,583
Other liabilities	7,261

Total liabilities	2,058,215
Shareholders’ equity	191,644

Total Liabilities and Shareholders’ Equity	$2,249,859

Net Interest Income & Margin		$19,193	3.74%
Net Interest Income & Margin (tax equivalent) (F)		$19,706	3.84%

Prosperity Bancshares, Inc.SM

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended Dec 31, 2002
	Average Balance	Interest Income/ Interest Expense	Yield/ Rate
YIELD ANALYSIS
Interest earning assets:
Loans	$688,457	$12,385	7.20%
Investment securities	891,351	10,319	4.63%
Federal funds sold	43,500	133	1.22%

Total interest earning assets	1,623,308	$22,837	5.63%

Allowance for credit losses	(9,551)
Non-interest earning assets	177,096

Total assets	$1,790,853

Interest Bearing Liabilities:
Interest bearing demand deposits	$279,870	$802	1.15%
Savings and money market deposits	387,485	1,383	1.43%
Certificates and other time deposits	591,645	4,357	2.95%
Federal funds purchased and other borrowings	15,462	286	7.40%

Total Interest Bearing Liabilities	1,274,462	$6,828	2.14%

Non-interest Bearing Liabilities:
Non-interest bearing demand deposits	318,353
Trust preferred securities	33,000
Other liabilities	12,387

Total liabilities	1,638,202
Shareholders’ equity	152,651

Total Liabilities and Shareholders’ Equity	$1,790,853

Net Interest Income & Margin		$16,009	3.94%
Net Interest Income & Margin (tax equivalent)		$16,568	4.08%

Prosperity Bancshares, Inc.SM

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended Sept 30, 2003
	Average Balance	Interest Income/ Interest Expense	Yield/ Rate
YIELD ANALYSIS
Interest earning assets:
Loans	$699,382	$11,675	6.68%
Investment securities	1,093,201	9,605	3.51%
Federal funds sold	37,827	85	0.90%

Total interest earning assets	1,830,410	$21,365	4.67%

Allowance for credit losses	(9,254)
Non-interest earning assets	183,648

Total assets	$2,004,804

Interest Bearing Liabilities:
Interest bearing demand deposits	$374,638	$1,004	1.07%
Savings and money market deposits	399,054	780	0.78%
Certificates and other time deposits	621,971	3,675	2.36%
Federal funds purchased and other borrowings	30,058	241	3.21%

Total Interest Bearing Liabilities	1,425,721	$5,700	1.60%

Non-interest Bearing Liabilities:
Non-interest bearing demand deposits	363,160
Trust preferred securities	39,250
Other liabilities	9,145

Total liabilities	1,837,276
Shareholders’ equity	167,528

Total Liabilities and Shareholders’ Equity	$2,004,804

Net Interest Income & Margin		$15,665	3.42%
Net Interest Income & Margin (tax equivalent)		$16,178	3.54%